Table of Contents

As filed with the Securities and Exchange Commission on December 27, 2017

Registration No.:

United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

IIOT-OXYS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	8711	56-2415252
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

705 Cambridge Street

Cambridge, MA 02141

(617) 500-5101

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Giro DiBiase, CEO

705 Cambridge Street

Cambridge, MA 02141

(617) 500-5101

giro@oxyscorp.com

(Name, address, including zip code, and telephone number

including area code, of agent for service)

Copies to:

Ronald N. Vance

Vance, Higley & Associates, P.C.

Attorneys at Law

1656 Reunion Avenue

Suite 250

South Jordan, UT 84095

(801) 446-8802

(801) 446-8803 (fax)

ron@vancelaw.us

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	34,673,202	$1.25	$43,341,503	$5,397
TOTAL	34,673,202		$43,341,503	$5,397

___________________

(1)	Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

IIOT-OXYS, Inc. is filing this Registration Statement on Form S-1 and the prospectus therein to cover the registration of 34,673,202 shares of common stock offered by the holders thereof.

SUBJECT TO COMPLETION, DATED ____, 2017

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

IIOT-OXYS, Inc.

34,673,202 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 34,673,202 shares of our common stock. Each of the selling stockholders, except Draco Financial LLC, received his, her, or its shares either in the reverse acquisition transaction which closed on July 28, 2017 or pursuant to a Consulting Agreement dated October 1, 2017. Draco Financial LLC will receive its shares on January 15, 2018, under the terms of a Consulting Agreement dated effective December 1, 2017.

The selling stockholders, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares of our common stock for resale in the over-the-counter market, in isolated transactions, or in a combination of such methods of sale. The selling stockholders will sell their shares at prevailing market prices or privately negotiated prices. There will be no underwriter’s discounts or commissions, except for the charges to a selling shareholder for sales through a broker-dealer. All net proceeds from a sale will go to the selling shareholder and not to us. We will pay the expenses of registering these shares.

Our stock is quoted on OTC Pink under the symbol “ITOX.” On December 21, 2017, the last reported sale price of shares of our common stock on the OTC Pink Marketplace was $1.25.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our stock involves risks. You should carefully consider the Risk Factors beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2018

TABLE OF CONTENTS

We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

For investors outside the U.S.: We have not and the selling stockholders have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. You are required to inform yourselves about and to observe any restrictions relating to the offering of the shares of common stock and the distribution and possession of this prospectus outside of the U.S.

Unless otherwise indicated, any reference to “the Company”, “our company”, “we”, “us”, or “our” refers to IIOT-OXYS, Inc., and as applicable to its wholly owned subsidiary, OXYS Corporation, a Nevada corporation.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

IIOT-OXYS, Inc.

We were incorporated in the State of New Jersey on October 1, 2003 under the name of Creative Beauty Supply of New Jersey Corporation and subsequently changed our name to Gotham Capital Holdings, Inc. on May 18, 2015. We commenced operations in the beauty supply industry as of January 1, 2004. On November 30, 2007, our Board of Directors approved a plan to dispose of our wholesale and retail beauty supply business. From January 1, 2009 until July 28, 2017, we had no operations and were a shell company.

On March 16, 2017, our Board of Directors adopted resolutions, which were approved by a majority of our shareholders, to change our name to IIOT-OXYS, Inc., to authorize a change of domicile from New Jersey to Nevada, to authorize a 2017 Stock Awards Plan, and to approve the Securities Exchange Agreement (the “OXYS SEA”) between the Company and OXYS Corporation, a Nevada Corporation (“OXYS”). The actions were approved by the stockholders representing 84.2% of the Company.

Under the terms of the OXYS SEA we acquired 100% of the issued voting shares of OXYS in exchange for 34,687,244 shares of our Common Stock. Also in connection with the transaction, we cancelled 1,500,000 outstanding shares of our Common Stock, and our management changed to persons designated by management of OXYS. Also, one of our principal shareholders entered into a consulting agreement with OXYS to provide consulting services during the transition. The OXYS SEA was effective on July 28, 2017, and our name was changed to IIOT-OXYS, Inc. at that time. Effective October 26, 2017, our domicile was changed from New Jersey to Nevada.

On December 14, 2017, we entered into a Share Exchange Agreement (the “HereLab SEA”) with HereLab, Inc., a Delaware corporation (“HereLab”), and HereLab’s two shareholders pursuant to which we would acquire all of the issued and outstanding shares of HereLab in exchange for 1,650,000 shares of our Common Stock. Upon closing of the HereLab SEA, HereLab would became our wholly-owned subsidiary. Closing is anticipated to occur on or before December 31, 2017.

Current Operations - OXYS Corporation

Our principal business is the development and deployment of edge computing solutions for the Industrial Internet of Things – or the IIOT. Edge computing refers to the use of relatively small, relatively inexpensive computing elements that transform raw data collected from a multitude of sensors to actionable knowledge. The term “Edge” refers to the location in space and the moment in time where the cyber world meets the physical world, i.e. where data is collected and processed. For example, the Edge could be a building, a self-driving car, a machine tool within a factory, the entire factory, a power plant, etc.

More specifically, we do not seek to generate technology from basic first principles of science and technology, but rather we seek to partner with and license technology from world-leading universities and research institutions such as National Labs. We have already announced our intentions to license technology from MIT and we are in discussions with MIT on that subject. Other examples of research centers that we anticipate working with and are at present having discussions with (no definitive agreements exist as of the date of this filing) include National Labs such as those funded by the US Department of Energy.

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Through licensing and partnership agreements, we intend to take these technologies which have been successfully demonstrated in a laboratory environment out into the commercial space. By applying a disciplined process of technology maturation, we further intend to develop these concepts, harden them for the industrial environment, and work with both end customers as well as channel partners and distributors to successfully bring these products and services to market.

Our central focus will be the development of advanced, unique and proprietary algorithms based on licensed technology but embodying significant further improvements and enhancements that will be in turn sold as software to end users. Therefore, our principal business will be the sale and licensing of software and associated services, such as software as a service (“SaaS”).

The Offering

Common stock offered by selling stockholders:	Up to 34,673,202 outstanding shares of common stock.

Offering price:	All shares offered by means of this prospectus will be sold at prevailing market prices.

Common stock outstanding:
Before offering	38,833,328
After offering	38,833,328

Use of proceeds:	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

OTCQB Marketplace symbol:	Shares of our common stock are currently quoted on the OTC Pink Marketplace under the symbol “ITOX.”

Risk factors:	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus for a discussion of factors you should consider before making a decision to invest in our securities.

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RISK FACTORS

Investment in our common stock has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our common stock could go down. This means you could lose all or a part of your investment.

Risks Related to our Business and Industry

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

In their report dated March 31, 2017, our former independent registered public accounting firm, Rotenberg Meril Solomon Bertiger & Guttilla, P.C., stated that our financial statements for the period ended December 31, 2016, were prepared assuming we will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business. For the years ended December 31, 2016 and 2015 we incurred a total net loss of $63,685 and generated no revenues. We will need to generate significant revenue in order to achieve consistent profitability and we may never become profitable. We estimate the Company will require approximately $1,000,000 over the next twelve months to for corporate operating expenses. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. To implement our plan of operations we require further funding.

Our operating subsidiary has limited operating history and has generated very limited revenues thus far.

The limited operating history of OXYS in the IIoT field, makes evaluating our business and future prospects difficult. OXYS was incorporated on August 4, 2016. We do not anticipate generating substantial income from OXYS’s operations until at the earliest 2018, and only then if we are able to successfully implement our business plan. To date we have generated only $39,800 from business operations. We intend in the longer term to derive further revenues from consulting services, product sales, and software licensing. Development of our services, products, and software will require significant investment prior to commercial introduction, and we may never be able to successfully develop or commercialize the services, products, or software in a material way.

We will require additional funding to develop and commercialize our services, products, and software. If we are unable to secure additional financing on acceptable terms, or at all, we may be forced to modify our current business plan or to curtail or cease our planned operations.

We anticipate incurring significant operating losses and using significant funds for product development and operating activities. Our existing cash resources are insufficient to finance even our immediate operations. Accordingly, we will need to secure additional sources of capital to develop our business and product candidates, as planned. We intend to seek substantial additional financing through public and/or private financing, which may include equity and/or debt financings, and through other arrangements, including collaborative arrangements. As part of such efforts, we may seek loans from certain of our executive officers, directors and/or current shareholders.

If we are unable to secure additional financing in the near term, we may be forced to:

•	curtail or abandon our existing business plans;
•	default on any debt obligations;
•	file for bankruptcy;
•	seek to sell some or all of our assets; and/or
•	cease our operations.

If we are forced to take any of these steps our common stock may be worthless.

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Any future financing may result in ownership dilution to our existing shareholders and may grant rights to investors more favorable than the rights currently held by our existing shareholders.

If we raise additional capital by issuing equity, equity-related or convertible securities, the economic, voting and other rights of our existing shareholders may be diluted, and those newly-issued securities may be issued at prices that are at a significant discount to current and/or then prevailing market prices. In addition, any such newly issued securities may have rights superior to those of our common stock. If we obtain additional capital through collaborative arrangements, we may be required to relinquish greater rights to our technologies or product candidates than we might otherwise have or become subject to restrictive covenants that may affect our business.

Our CEO, who is our sole executive officer, devotes limited time to our business. If we are unable to find other executives and employees to assist us with our business, our business could fail.

Giro DiBiase, who is our sole executive officer, is currently devoting 30-40% of his time to our business. We do not have not entered into any employment arrangement with Mr. DiBiase and, currently, our services are being provided by Mr. DiBiase and other consultants. If we are unable to hire employees and contractors to assist us with our business, or if Mr. DiBiase is unwilling or unable to continue to provide services, our business could fail.

Uncertain global economic conditions could materially adversely affect our business and results of operations.

Our operations and performance are sensitive to fluctuations in general economic conditions, both in the U.S. and globally. The ongoing uncertainty created by volatile currency markets, the continued weakness in the personal computer (“PC”) and energy sectors, alone or in combination, may continue to have a material adverse effect on our net sales and the financial results of our operations. In addition, we remain concerned about the geopolitical and fiscal instability in the Middle East and some emerging markets as well as the continued volatility of the equity markets. The impending Brexit and results of the recent U.S. election may also create additional global economic uncertainty. These factors could have a material adverse effect on the spending patterns of businesses including our current and potential customers which could have a material adverse effect on our net sales and our results of operations. Other factors that could adversely influence demand for our products include unemployment, labor and healthcare costs, access to credit, consumer and business confidence, and other macroeconomic factors that could have a negative impact on capital investment and spending behavior.

We are subject to various risks associated with international operations and foreign economies.

Our international sales are subject to inherent risks, including:

•	fluctuations in foreign currencies relative to the U.S. dollar;
•	unexpected changes to currency policy or currency restrictions in foreign jurisdictions;
•	delays in collecting trade receivable balances from customers in developing economies;
•	unexpected changes in regulatory requirements;
•	difficulties and the high tax costs associated with the repatriation of earnings;
•	fluctuations in local economies;
•	disparate and changing employment laws in foreign jurisdictions;
•	difficulties in staffing and managing foreign operations;
•	costs and risks of localizing products for foreign countries;
•	unexpected changes in regulatory requirements;
•	government actions throughout the world;
•	tariffs and other trade barriers; and,
•	the burdens of complying with a wide variety of foreign laws.

Moreover, there can be no assurance that our international sales will continue at existing levels or grow in accordance with our efforts to increase foreign market penetration.

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In many foreign countries, particularly in those with developing economies, it is common to engage in business practices that are prohibited by U.S. regulations applicable to us such as the Foreign Corrupt Practices Act. Although we have policies and procedures designed to ensure compliance with these laws, there can be no assurance that all of our employees, contractors and agents, including those based in or from countries where practices which violate such U.S. laws may be customary, will not take actions in violation of our policies. Any violation of foreign or U.S. laws by our employees, contractors or agents, even if such violation is prohibited by our policies, could have a material adverse effect on our business. We must also comply with various import and export regulations. The application of these various regulations depends on the classification of our products which can change over time as such regulations are modified or interpreted. As a result, even if we are currently in compliance with applicable regulations, there can be no assurance that we will not have to incur additional costs or take additional compliance actions in the future. Failure to comply with these regulations could result in fines or termination of import and export privileges, which could have a material adverse effect on our operating results. Additionally, the regulatory environment in some countries is very restrictive as their governments try to protect their local economy and value of their local currency against the U.S. dollar.

Revenue derived from large orders could adversely affect our gross margin and could lead to greater variability in our quarterly results.

Large orders may be more sensitive to changes in the global industrial economy, may be subject to greater discount variability, lower gross margins, and may contract at a faster pace during an economic downturn compared to smaller orders. To the extent that the amount of our net sales derived from large orders increases in future periods, either in absolute dollars or as a percentage of our overall business, our gross margins could decline, and we could experience greater volatility and see a greater negative impact from future downturns in the global industrial economy. This dynamic may also have an impact on the historical seasonal pattern of our net sales and our results of operations. These types of orders also make managing inventory levels more difficult as we have in the past and may have to in the future build large quantities of inventory in anticipation of future demand that may not materialize.

Any future product revenues are dependent on certain industries, and contractions in these industries could have a material adverse effect on our results of operations.

Sales of our products are dependent on customers in certain industries, particularly the telecommunications, semiconductor, consumer electronics, automotive, energy, automated test equipment, power generation, federal government, state governments, defense and aerospace industries. As we have experienced in the past, and as we may continue to experience in the future, downturns characterized by diminished product demand in any one or more of these industries may result in decreased sales and a material adverse effect on our operating results. We cannot predict when and to what degree contractions in these industries may occur; however, any sharp or prolonged contraction in one or more of these industries could have a material adverse effect on our business and results of operations.

We intend to make significant investments in new products that may not be successful or achieve expected returns.

We plan to continue to make significant investments in research, development, and marketing for new and existing products and technologies. These investments involve a number of risks as the commercial success of such efforts depend on many factors, including our ability to anticipate and respond to innovation, achieve the desired technological fit, and be effective with our marketing and distribution efforts. If our existing or potential customers do not perceive our latest product offerings as providing significant new functionality or value, or if we are late to market with a new product or technology, we may not achieve our expected return on our investments or be able recover the costs expended to develop new product offerings, which could have a material adverse effect on our operating results. Even if our new products are profitable, our operating margins for new products may not be as high as the margins we have experienced historically.

Our success depends on new product introductions and market acceptance of our products.

The market for our products is characterized by rapid technological change, evolving industry standards, changes in customer needs and frequent new product introductions, and is therefore highly dependent upon timely product innovation. Our success is dependent on our ability to successfully develop and introduce new and enhanced products on a timely basis to replace declining revenues from older products, and on increasing penetration in domestic and international markets. As has occurred in the past and as may be expected to occur in the future, we have experienced significant delays between the announcement and the commercial availability of new products. Any significant delay in releasing new products could have a material adverse effect on the ultimate success of a product and other related products and could impede continued sales of predecessor products, any of which could have a material adverse effect on our operating results. There can be no assurance that we will be able to introduce new products in accordance with announced release dates, that our new products will achieve market acceptance or that any such acceptance will be sustained for any significant period. Failure of our new products to achieve or sustain market acceptance could have a material adverse effect on our operating results.

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Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the U.S.

We prepare our financial statements in conformity with accounting principles generally accepted in the U.S. These accounting principles are subject to interpretation by the Financial Accounting Standards Board (“FASB”) and the Securities and Exchange Commission. A change in these policies or interpretations could have a significant effect on our reported financial results, may retroactively affect previously reported results, could cause unexpected financial reporting fluctuations, and may require us to make costly changes to our operational processes and accounting systems.

We operate in intensely competitive markets.

The markets in which we operate are characterized by intense competition from numerous competitors, some of which are divisions of large corporations having far greater resources than we have, and we may face further competition from new market entrants in the future. Some examples of large and small competitors include, but are not limited to:

•	General Electric with its GE Predix product for IoT;
•	IBM with its IBM BlueMix and IBM IoT Watson products;
•	Siemens with its MindSphere IoT product;
•	Microsoft with its Microsoft Azure IoT Suite;
•	FogHorn Systems;
•	Tulip.io; and
•	Uptake.

Our financial results are subject to fluctuations due to various factors that may adversely affect our business and result of operations.

Our operating results have fluctuated in the past and may fluctuate significantly in the future due to a number of factors, including:

•	fluctuations in foreign currency exchange rates;
•	changes in global economic conditions;
•	changes in the mix of products sold;
•	the availability and pricing of components from third parties (especially limited sources);
•	the difficulty in maintaining margins, including the higher margins traditionally achieved in international sales;
•	changes in pricing policies by us, our competitors or suppliers;
•	the timing, cost or outcome of any future intellectual property litigation or commercial disputes;
•	delays in product shipments caused by human error or other factors; or
•	disruptions in transportation channels.

Any future acquisitions made by us will be subject to a number of related costs and challenges that could have a material adverse effect on our business and results of operations.

We have recently completed an acquisition and we plan to make more in the future. Achieving the anticipated benefits of an acquisition depends upon whether the integration of the acquired business, products or technology is accomplished efficiently and effectively. In addition, successful acquisitions generally require, among other things, integration of product offerings, manufacturing operations and coordination of sales and marketing and R&D efforts. These difficulties can become more challenging due to the need to coordinate geographically separated organizations, the complexities of the technologies being integrated, and the necessities of integrating personnel with disparate business backgrounds and combining different corporate cultures. The integration of operations following an acquisition also requires the dedication of management resources, which may distract attention from our day-to-day business and may disrupt key R&D, marketing or sales efforts. Our inability to successfully integrate any of our acquisitions could harm our business. The existing products previously sold by entities we have acquired may be of a lesser quality than our products or could contain errors that produce incorrect results on which users rely or cause failure or interruption of systems or processes that could subject us to liability claims that could have a material adverse effect on our operating results or financial position. Furthermore, products acquired in connection with acquisitions may not gain acceptance in our markets, and we may not achieve the anticipated or desired benefits of such transactions.

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We may experience component shortages that may adversely affect our business and result of operations.

We have experienced difficulty in securing certain types of high power connectors for one of our projects and anticipate that supply shortages of components used in our products, including limited source components, can result in significant additional costs and inefficiencies in manufacturing. If we are unsuccessful in resolving any such component shortages in a timely manner, we will experience a significant impact on the timing of revenue, a possible loss of revenue, or an increase in manufacturing costs, any of which would have a material adverse impact on our operating results.

We rely on management information systems. interruptions in our information technology systems or cyber-attacks on our systems could adversely affect our business.

We rely on the efficient and uninterrupted operation of complex information technology systems and networks to operate our business. We rely on a primary global center for our management information systems and on multiple systems in branches not covered by our global center. As with any information system, unforeseen issues may arise that could affect our ability to receive adequate, accurate and timely financial information, which in turn could inhibit effective and timely decisions. Furthermore, it is possible that our global center for information systems or our branch operations could experience a complete or partial shutdown. A significant system or network disruption could be the result of new system implementations, computer viruses, cyber-attacks, security breaches, facility issues or energy blackouts. Threats to our information technology security can take a variety of forms and individuals or groups of hackers or sophisticated organizations including state-sponsored organizations, may take steps that pose threats to our customers and our infrastructure. If we were to experience a shutdown, disruption or attack, it would adversely impact our product shipments and net sales, as order processing and product distribution are heavily dependent on our management information systems. Such an interruption could also result in a loss of our intellectual property or the release of sensitive competitive information or partner, customer or employee personal data. Any loss of such information could harm our competitive position, result in a loss of customer confidence, and cause us to incur significant costs to remedy the damages caused by the disruptions or security breaches. In addition, changing laws and regulations governing our responsibility to safeguard private data could result in a significant increase in operating or capital expenditures needed to comply with these new laws or regulations. Accordingly, our operating results in such periods would be adversely impacted.

We are continually working to maintain reliable systems to control costs and improve our ability to deliver our products in our markets worldwide. Our efforts include, but are not limited to the following: firewalls, antivirus protection, patches, log monitors, routine backups with offsite retention of storage media, system audits, data partitioning and routine password modifications. Our internal information technology systems environment continues to evolve and our business policies and internal security controls may not keep pace as new threats emerge. No assurance can be given that our efforts to continue to enhance our systems will be successful.

We are subject to risks associated with our website.

We devote significant resources to maintaining our website, www.oxyscorp.com, as a key marketing, sales and support tool and expect to continue to do so in the future. Failure to properly maintain our Website may interrupt normal operations, including our ability to provide quotes, process orders, ship products, provide services and support to our customers, bill and track our customers, fulfill contractual obligations and otherwise run our business which would have a material adverse effect on our results of operations. We host our Website internally. Any failure to successfully maintain our Website or any significant downtime or outages affecting our Website could have a material adverse impact on our operating results.

Our products are complex and may contain bugs or errors.

As has occurred in the past and as may be expected to occur in the future, our new software products or new operating systems of third parties on which our products are based often contain bugs or errors that can result in reduced sales or cause our support costs to increase, either of which could have a material adverse impact on our operating results.

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Compliance with sections 302 and 404 of the Sarbanes-Oxley act of 2002 is costly and challenging.

As required by Section 302 of the Sarbanes-Oxley Act of 2002, our periodic reports contain our management’s certification of adequate disclosure controls and procedures, a report by our management on our internal control over financial reporting including an assessment of the effectiveness of our internal control over financial reporting, and an attestation and report by our external auditors with respect to the effectiveness of our internal control over financial reporting under Section 404. While these assessments and reports have not revealed any material weaknesses in our internal control over financial reporting, compliance with Sections 302 and 404 is required for each future fiscal year end. We expect that the ongoing compliance with Sections 302 and 404 will continue to be both very costly and very challenging and there can be no assurance that material weaknesses will not be identified in future periods. Any adverse results from such ongoing compliance efforts could result in a loss of investor confidence in our financial reports and have an adverse effect on our stock price.

Our business depends on our proprietary rights and we have been subject to intellectual property litigation.

Our success depends on our ability to obtain and maintain patents and other proprietary rights relative to the technologies used in our principal products. Despite our efforts to protect our proprietary rights, unauthorized parties may have in the past infringed or violated certain of our intellectual property rights. We from time to time engage in litigation to protect our intellectual property rights. In monitoring and policing our intellectual property rights, we have been and may be required to spend significant resources. We from time to time may be notified that we are infringing certain patent or intellectual property rights of others. There can be no assurance that any future intellectual property dispute or litigation will not result in significant expense, liability, injunction against the sale of some of our products, and a diversion of management’s attention, any of which may have a material adverse effect on our operating results.

We are subject to the risk of product liability claims.

Our products are designed to provide information upon which users may rely. Our products are also used in “real time” applications requiring extremely rapid and continuous processing and constant feedback. Such applications give rise to the risk that a failure or interruption of the system or application could result in economic damage, bodily harm or property damage. We attempt to assure the quality and accuracy of the processes contained in our products, and to limit our product liability exposure through contractual limitations on liability, limited warranties, express disclaimers and warnings as well as disclaimers contained in our “shrink wrap” and electronically displayed license agreements with end-users. If our products contain errors that produce incorrect results on which users rely or cause failure or interruption of systems or processes, customer acceptance of our products could be adversely affected. Further, we could be subject to liability claims that could have a material adverse effect on our operating results or financial position. Although we maintain liability insurance for product liability matters, there can be no assurance that such insurance or the contractual limitations used by us to limit our liability will be sufficient to cover or limit any claims which may occur.

Each of our current product candidates and services is in an early stage of development and we may never succeed in developing and/or commercializing them. If we are unable to commercialize our services, products, or software, or if we experience significant delays in doing so, our business may fail.

We intend to invest a significant portion of our efforts and financial resources in our software and we will depend heavily on its success. This software is currently in the beta stage of development. We need to devote significant additional research and development, financial resources and personnel to develop additional commercially viable products, establish intellectual property rights, if necessary, and establish a sales and marketing infrastructure. We are likely to encounter hurdles and unexpected issues as we proceed in the development of our software and our other product candidates. There are many reasons that we may not succeed in our efforts to develop our product candidates, including the possibility that our product candidates will be deemed undesirable; our product candidates will be too expensive to develop or market or will not achieve broad market acceptance; others will hold proprietary rights that will prevent us from marketing our product candidates; or our competitors will market products that are perceived as equivalent or superior.

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We depend on third parties to assist us in the development of our software and other product candidates, and any failure of those parties to fulfill their obligations could result in costs and delays and prevent us from successfully commercializing our software and product candidates on a timely basis, if at all.

We may engage consultants and other third parties to help our software and product candidates. We may face delays in our commercialization efforts if these parties do not perform their obligations in a timely or competent fashion or if we are forced to change service providers. Any third parties that we hire may also provide services to our competitors, which could compromise the performance of their obligations to us. If these third parties do not successfully carry out their duties or meet expected deadlines, the commercialization of our software and product candidates may be extended, delayed or terminated or may otherwise prove to be unsuccessful. Any delays or failures as a result of the failure to perform by third parties would cause our development costs to increase, and we may not be able to commercialize our product candidates. In addition, we may not be able to establish or maintain relationships with these third parties on favorable terms, if at all. If we need to enter into replacement arrangements because a third party is not performing in accordance with our expectations, we may not be able to do so without undue delays or considerable expenditures or at all.

The loss of or inability to retain key personnel could materially adversely affect our operations.

Our management includes a select group of experienced technology professionals, particularly Giro DiBiase, Nevan Hanumara, and Patrick Phillips (upon completion of the HereLabs acquisition), who will be instrumental in the development our software and product candidates. The success of our operations will, in part, depend on the successful continued involvement of these individuals. If these individuals leave the employment of or engagement with us or OXYS, then our ability to operate will be negatively impacted. We do not have any employment agreements with these parties and do not maintain any “key-man” insurance for them.

Risks Related to Our Intellectual Property

Patents acquired by us may not be valid or enforceable, and may be challenged by third parties.

We do not intend to seek a legal opinion or other independent verification that any patents issued or licensed to us would be held valid by a court or administrative body or that we would be able to successfully enforce our patents against infringers, including our competitors. The issuance of a patent is not conclusive as to its validity or enforceability, and the validity and enforceability of a patent is susceptible to challenge on numerous legal grounds. Challenges raised in patent infringement litigation brought by or against us may result in determinations that patents that have been issued or licensed to us or any patents that may be issued to us or our licensors in the future are invalid, unenforceable or otherwise subject to limitations. In the event of any such determinations, third parties may be able to use the discoveries or technologies claimed in these patents without paying licensing fees or royalties to us, which could significantly diminish the value of our intellectual property and our competitive advantage. Even if our patents are held to be enforceable, others may be able to design around our patents or develop products similar to our products that are not within the scope of any of our patents.

In addition, enforcing the patents that have been licensed to us and any patents that may be issued to us in the future against third parties may require significant expenditures regardless of the outcome of such efforts. Our inability to enforce our patents against infringers and competitors may impair our ability to be competitive and could have a material adverse effect on our business.

If we are not able to protect and control our unpatented trade secrets, know-how and other technological innovation, we may suffer competitive harm.

We rely on unpatented technology, trade secrets, confidential information and proprietary know-how to protect our technology and maintain any future competitive position, especially when we do not believe that patent protection is appropriate or can be obtained. Trade secrets are difficult to protect. In order to protect proprietary technology and processes, we rely in part on confidentiality and intellectual property assignment agreements with our employees, consultants and others. These agreements generally provide that the individual must keep confidential and not disclose to other parties any confidential information developed or learned by the individual during the course of the individual’s relationship with us except in limited circumstances. These agreements generally also provide that we shall own all inventions conceived by the individual in the course of rendering services to us. These agreements may not effectively prevent disclosure of confidential information or result in the effective assignment to us of intellectual property, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements. In addition, others may independently discover trade secrets and proprietary information that have been licensed to us or that we own, and in such case we could not assert any trade secret rights against such party.

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Enforcing a claim that a party illegally obtained and is using trade secrets that have been licensed to us or that we own is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could have a material adverse effect on our business. Moreover, some of our academic institution licensors, collaborators and scientific advisors have rights to publish data and information to which we have rights. If we cannot maintain the confidentiality of our technologies and other confidential information in connection with our collaborations, our ability to protect our proprietary information or obtain patent protection in the future may be impaired, which could have a material adverse effect on our business.

Risks Related to Our Common Stock

The public trading market for our common stock is volatile and will likely result in higher spreads in stock prices.

Our common stock is trading in the over-the-counter market and is quoted on the OTC Pink. The over-the-counter market for securities has historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as our ability to implement our business plan, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market price of our common stock. In addition, the spreads on stock traded through the over-the-counter market are generally unregulated and higher than on stock exchanges, which means that the difference between the price at which shares could be purchased by investors on the over-the-counter market compared to the price at which they could be subsequently sold would be greater than on these exchanges. Significant spreads between the bid and asked prices of the stock could continue during any period in which a sufficient volume of trading is unavailable or if the stock is quoted by an insignificant number of market makers. We cannot insure that our trading volume will be sufficient to significantly reduce this spread, or that we will have sufficient market makers to affect this spread. These higher spreads could adversely affect investors who purchase the shares at the higher price at which the shares are sold, but subsequently sell the shares at the lower bid prices quoted by the brokers. Unless the bid price for the stock increases and exceeds the price paid for the shares by the investor, plus brokerage commissions or charges, shareholders could lose money on the sale. For higher spreads such as those on over-the-counter stocks, this is likely a much greater percentage of the price of the stock than for exchange listed stocks. There is no assurance that at the time the shareholder wishes to sell the shares, the bid price will have sufficiently increased to create a profit on the sale.

Because our shares are designated as “penny stock”, broker-dealers will be less likely to trade in our stock due to, among other items, the requirements for broker-dealers to disclose to investors the risks inherent in penny stocks and to make a determination that the investment is suitable for the purchaser.

Our shares are designated as “penny stock” as defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and thus may be more illiquid than shares not designated as penny stock. The SEC has adopted rules which regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks are defined generally as: non-Nasdaq equity securities with a price of less than $5.00 per share; not traded on a “recognized” national exchange; or in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $10,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that is subject to the penny stock rules. Since our securities are subject to the penny stock rules, investors in the shares may find it more difficult to sell their shares. Many brokers have decided not to trade in penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. The reduction in the number of available market makers and other broker-dealers willing to trade in penny stocks may limit the ability of purchasers in this offering to sell their stock in any secondary market. These penny stock regulations, and the restrictions imposed on the resale of penny stocks by these regulations, could adversely affect our stock price.

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Our Board of Directors can, without shareholder approval, cause preferred stock to be issued on terms that adversely affect common shareholders.

Under our Articles of Incorporation, our board of directors is authorized to issue up to 10,000,000 shares of preferred stock, none of which are issued and outstanding as of the date of this prospectus. Also, our board of directors, without shareholder approval, may determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares. If our board of directors causes any shares of preferred stock to be issued, the rights of the holders of our common stock could be adversely affected. Our board of directors’ ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Preferred shares issued by our board of directors could include voting rights, or even super voting rights, which could shift the ability to control our company to the holders of our preferred stock. Preferred shares could also have conversion rights into shares of our common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock. In addition, preferred shares would have preference in the event of our liquidation, which means that the holders of preferred shares would be entitled to receive the net assets of our company distributed in liquidation before the common stock holders receive any distribution of the liquidated assets.

We have not paid, and do not intend to pay in the near future, dividends on our common shares and therefore, unless our common stock appreciates in value, our shareholders may not benefit from holding our common stock.

We have not paid any cash dividends since inception. Therefore, any return on the investment made in our shares of common stock will likely be dependent initially upon the shareholder’s ability to sell our common shares in the open market, at prices in excess of the amount paid for our common shares and broker commissions on the sales.

Because we became public by means of a reverse merger, we may not be able to attract the attention of brokerage firms.

Additional risks may exist because we became public through a “reverse merger.” Securities analysts of brokerage firms may not provide coverage of our company since there is little incentive for brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct secondary offerings on our behalf in the future.

Shares of our common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

Prior to the closing of the SEA, we were deemed a “shell company” under applicable SEC rules and regulations because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 promulgated under the Securities Act sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which Form 10-type information reflecting our status as a non-shell company, is filed with the SEC and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports. Without registration under the Securities Act, our shareholders will be forced to hold their shares of our common stock for at least that 12-month period after the filing of the report on Form 8-K following the closing of the reverse merger before they are eligible to sell those shares pursuant to Rule 144, and even after that 12-month period, sales may not be made under Rule 144 unless we are in compliance with other requirements of Rule 144. Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources. The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non-former shell company could negatively affect the market price of our securities.

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We are an “emerging growth company,” and will be able take advantage of reduced disclosure requirements applicable to “emerging growth companies,” which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and, for as long as we continue to be an “emerging growth company,” we intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

FORWARD-LOOKING STATEMENTS

This prospectus contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. Forward-looking statements can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” or comparable terminology. These risks and uncertainties include the following:

•	international, national and local general economic and market conditions;
•	our ability to successfully introduce our products to market;
•	our ability to sustain, manage, or forecast growth;
•	our ability to successfully make acquisitions of new technologies; new product development and introduction;
•	existing government regulations and changes in, or the failure to comply with, government regulations;
•	adverse publicity;
•	competition; the failure to secure and maintain significant customers or suppliers;
•	fluctuations and difficulty in forecasting operating results;
•	changes in business strategy or development plans;
•	business disruptions;
•	the ability to attract and retain qualified personnel;
•	the ability to protect technology; and
•	other risks that might be detailed from time to time.

Although the forward-looking statements in this prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this prospectus as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders.

MARKET FOR OUR COMMON STOCK

Market Information

Our common stock is quoted on the OTC Pink under the symbol “ITOX.” The table below sets forth for the periods indicated the quarterly high and low bid prices as reported by OTC Markets. Limited trading volume has occurred during these periods. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

	Quarter	High	Low
FISCAL YEAR ENDING DECEMBER 31, 2017	First	$0.80	$0.40
	Second	$0.65	$0.40
	Third	$1.15	$0.56

	Quarter	High	Low
FISCAL YEAR ENDED DECEMBER 31, 2016	First	$1.50	$0.60
	Second	$0.60	$0.30
	Third	$0.30	$0.30
	Fourth	$1.50	$0.30

	Quarter	High	Low
FISCAL YEAR ENDED DECEMBER 31, 2015	First	$0.20	$0.20
	Second	$2.00	$0.20
	Third	$1.50	$0.80
	Fourth	$1.50	$1.50

Our common stock is considered to be penny stock under rules promulgated by the Securities and Exchange Commission (the “SEC”). Under these rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers’ duties, customers’ rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer. With these restrictions, the likely effect of designation as a penny stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of these stocks compared to other securities.

We have granted registration rights only to the selling stockholders herein. We have not proposed to publicly offer any shares of our common stock in a primary offering.

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Availability of Rule 144

We were a shell company prior to the filing of our report on Form 8-K on August 3, 2017. Rule 144 is not available for the resale of securities issued by companies that are, or previously were, shell companies, such as our company, unless certain conditions are met. Paragraph (i) of Rule 144 prohibits the use of the rule for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company, except where the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, our shareholders will not be able to sell their shares of our common stock under Rule 144 at least prior to the one year anniversary of the filing of our Current Report on Form 8-K on August 3, 2017.

Holders

As of the close of business on December 21, 2017, we had approximately 130 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. We have appointed Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117, to act as transfer agent for the common stock.

Dividends

We have not declared or paid any cash dividends on our common stock during the two fiscal years ended December 31, 2016, or in any subsequent period. We do not anticipate or contemplate paying dividends on our common stock at the present time. The only restrictions that limit the ability to pay dividends on common equity, or that are likely to do so in the future, are those restrictions imposed by law.

Securities Authorized for Issuance under Equity Compensation Plans

There were no securities authorized for issuance under equity compensation plans as of the most recent fiscal year ended December 31, 2016.

2017 Stock Incentive Plan

On March 16, 2017, our board of directors assumed the 2017 Stock Awards Plan adopted by the Company while domiciled in New Jersey. No awards were made under this plan. On December 14, 2017, the Board of Directors terminated this plan and adopted a new 2017 Stock Incentive Plan (the “Plan”). The purposes of the Plan are (a) to enhance our ability to attract and retain the services of qualified employees, officers, directors, consultants, and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of our company, by providing them an opportunity to participate in the ownership of our Company and thereby have an interest in the success and increased value of our Company.

There are 4,500,000 shares of common stock authorized for non-qualified and incentive stock options, restricted stock units, restricted stock grants, and stock appreciation rights under the Plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations.

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The Plan is administered by our board of directors; however, the board of directors may designation administration of the Plan to a committee consisting of at least two independent directors. Only employees of our Company or of an “Affiliated Company”, as defined in the Plan, (including members of the board of directors if they are employees of our Company or of an Affiliated Company) are eligible to receive incentive stock options under the Plan. Employees of our Company or of an Affiliated Company, members of the board of directors (whether or not employed by our company or an Affiliated Company), and “Service Providers”, as defined in the Plan, are eligible to receive non-qualified options, restricted stock units, and stock appreciation rights under the Plan. All awards are subject to Section 162(m) of the Internal Revenue Code.

No option awards may be exercisable more than ten years after the date it is granted. In the event of termination of employment for cause, the options terminate on the date of employment is terminated. In the event of termination of employment for disability or death, the optionee or administrator of optionee’s estate or transferee has six months following the date of termination to exercise options received at the time of disability or death. In the event of termination for any other reason other than for cause, disability or death, the optionee has 30 days to exercise his or her options.

The Plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until ten years after its adoption, whichever is earlier. Awards under the Plan may also be accelerated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets.

The Board has not granted any awards under the Plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis of Financial Condition and Results of Operations analyzes the major elements of our balance sheets and statements of income. This section should be read in conjunction with our financial statements for the year ended December 31, 2016, and our interim financial statements and accompanying notes to these financial statements, included with this prospectus. All amounts are in U.S. dollars.

Basis of Presentation

The financial information presented below and the following Management Discussion and Analysis of the Consolidated Financial Condition, Results of Operations, Stockholders’ Equity and Cash Flow for the periods ended September 30, 2017, and December 31, 2016 gives effect to our acquisition of OXYS Corporation (“OXYS”) on July 28, 2017. In accordance with the accounting reporting requirements for the recapitalization related to the “reverse merger” of OXYS, the financial statements for OXYS have been adjusted to reflect the change in the shares outstanding and the par value of the common stock of OXYS. Additionally, all intercompany transactions between the Company and OXYS have been eliminated.

Forward-Looking Statements

Statements in this management’s discussion and analysis of financial condition and results of operations contain certain forward looking statements. To the extent that such statements are not recitations of historical fact, such statements constitute forward looking statements which, by definition involve risks and uncertainties. Where in any forward looking statements, if we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished.

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Factors that may cause differences between actual results and those contemplated by forward-looking statements include those discussed in “Risk Factors” and are not limited to the following:

•	general market and economic conditions;
•	our ability to maintain and grow our business with our current customers;
•	our ability to meet the volume and service requirements of our customers;
•	industry consolidation, including acquisitions by us or our competitors;
•	capacity utilization and the efficiency of manufacturing operations;
•	success in developing new products;
•	timing of our new product introductions;
•	new product introductions by competitors;
•	the ability of competitors to more fully leverage low cost geographies for manufacturing or distribution;
•	product pricing, including the impact of currency exchange rates;
•	effectiveness of sales and marketing resources and strategies;
•	adequate manufacturing capacity and supply of components and materials;
•	strategic relationships with our suppliers;
•	product quality and performance;
•	protection of our products by effective use of intellectual property laws;
•	the financial strength of our competitors;
•	the outcome of any future litigation or commercial dispute;
•	barriers to entry imposed by competitors with significant market power in new markets; and
•	government actions throughout the world.

You should not rely on forward looking statements in this document. This management’s discussion contains forward looking statements that involve risks and uncertainties. We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward looking statements, which apply only as of the date of this document. Our actual results could differ materially from those anticipated in these forward-looking statements.

Critical Accounting Policies

The following discussions are based upon our unaudited financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. These financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States.

The preparation of these financial statements requires management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingencies. We continually evaluate the accounting policies and estimates used to prepare the financial statements. We base our estimates on historical experiences and assumptions believed to be reasonable under current facts and circumstances. Actual amounts and results could differ from these estimates made by management.

Trends and Uncertainties

On July 28, 2017, we closed the reverse acquisition transaction under the Securities Exchange Agreement dated March 16, 2017, as reported in the Company’s report on Form 8-K filed with the Commission on August 3, 2017. Following the closing, the business of the Company has been that of OXYS, Inc., our wholly owned subsidiary. The operations of the Company have varied significantly following the closing since prior to that time, the Company was an inactive shell company.

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Overview

Our principal business is the development and deployment of edge computing solutions for the Industrial Internet of Things – or the IIOT. Edge computing refers to the use of relatively small, relatively inexpensive computing elements that transform raw data collected from a multitude of sensors to actionable knowledge. The term “Edge” refers to the location in space and the moment in time where the cyber world meets the physical world, i.e. where data is collected and processed. For example, the Edge could be a building, a self-driving car, a machine tool within a factory, the entire factory, a power plant, etc.

More specifically, we do not seek to generate technology from basic first principles of science and technology, but rather we seek to partner with and license technology from world-leading universities and research institutions such as National Labs. We have already announced our intentions to license technology from MIT and we are in discussions with MIT on that subject. Other examples of research centers that we anticipate working with and are at present having discussions with (no definitive agreements exist as of the date of this filing) include National Labs such as those funded by the US Department of Energy.

Through licensing and partnership agreements, we take these technologies which have been successfully demonstrated in a laboratory environment out into the commercial space. By applying a disciplined process of technology maturation, we further develop these concepts, harden them for the industrial environment, and work with both end customers as well as channel partners and distributors to successfully bring these products and services to market.

Our central focus will be the development of advanced, unique and proprietary algorithms based on licensed technology but embodying significant further improvements and enhancements that will be in turn sold as software to end users. Therefore, our principal business will be the sale and licensing of software and associated services, such as software as a service (“SaaS”).

Liquidity and Capital Resources

At September 30, 2017, the Company had a cash balance of $248,034, which represents a $233,807 decrease from the $481,841 balance at December 31, 2016. This decrease was primarily the result of cash used to satisfy the requirements of a reporting company and due to acceleration in product development activities. The Company’s working surplus at September 30, 2017 was $280,488, as compared to a December 31, 2016 surplus of $543,535.

For the nine months ended September 30, 2017, we incurred a net loss of $332,770. Net cash used in operating activities was $303,530 for the nine months ended September 30, 2017.

For the period from inception (August 4, 2016) to September 30, 2016, we incurred a net loss of $100. Net cash provided by operating activities was $900 for the period from inception (August 4, 2016) to September 30, 2016.

For the nine months ended September 30, 2017, investing activities consisted of $1,000 of cash paid in conjunction with a licensing agreement. During the same period, financing activities consisted of cash received totaling $70,723 from issuance of common stock.

For the period from inception (August 4, 2016) to September 30, 2016, there were no investing or financing activities.

The Company presently owns no real property and at this time has no intention of acquiring any such property. The Company’s expenses are associated with professional fees as well as product development expenses and activities.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred losses from operations of $332,770 for the nine months ended September 30, 2017, and $100 for the period from inception (August 4, 2016) to September 30, 2016, and has an accumulated deficiency which raises substantial doubt about the Company’s ability to continue as a going concern.

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Management believes the Company will continue to incur losses and negative cash flows from operating activities for the foreseeable future and will need additional equity or debt financing to sustain its operations until it can achieve profitability and positive cash flows, if ever. Management plans to seek additional debt and/or equity financing for the Company, but cannot assure that such financing will be available on acceptable terms.

The Company’s continuation as a going concern is dependent upon its ability to ultimately attain profitable operations, generate sufficient cash flow to meet its obligations, and obtain additional financing as may be required. Our auditors have included a going concern qualification in their auditors’ report dated April 27, 2017. Such a going concern qualification may make it more difficult for us to raise funds when needed. The outcome of this uncertainty cannot be assured.

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. There can be no assurance that management will be successful in implementing its business plan or that the successful implementation of such business plan will actually improve the Company’s operating results.

Results of Operations for the Three Months Ended September 30, 2017 compared to the period from inception (August 4, 2016) to September 30, 2016

For the three months ended September 30, 2017, we did not earn any revenues. We incurred professional fees of $154,741 and other general and administrative expenses of $23,029. As a result we incurred a net loss of $177,770 for the three months ended September 30, 2017.

Comparatively, for the period from inception (August 4, 2016) to September 30, 2016, we did not earn any revenues. We incurred other general and administrative expenses of $100. As a result, we incurred a net loss of $100 for the period from inception (August 4, 2016) to September 30, 2016.

During the current and prior period, the Company did not record an income tax benefit due to the uncertainty associated with the Company’s ability to utilize the deferred tax assets.

Results of Operations for the Nine Months Ended September 30, 2017 compared to the period from inception (August 4, 2016) to September 30, 2016

For the nine months ended September 30, 2017, we did not earn any revenues. We incurred professional fees of $295,560 and other general and administrative expenses of $37,198. We incurred interest expense of $12. As a result we incurred a net loss of $332,770 for the nine months ended September 30, 2017.

Comparatively, for the period from inception (August 4, 2016) to September 30, 2016, we did not earn any revenues. We incurred other general and administrative expenses of $100. As a result, we incurred a net loss of $100 for the period from inception (August 4, 2016) to September 30, 2016.

Recently Issued Accounting Standards

Management does not believe that any other recently issued, but not yet effective, accounting standard if currently adopted would have a material effect on the accompanying financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our consolidated financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity capital expenditures or capital resources.

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Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. Certain specified reduced reporting and other regulatory requirements that are available to public companies that are emerging growth companies. These provisions include:

1.	an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002;
2.	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
3.	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about our audit and our financial statements; and
4.	reduced disclosure about our executive compensation arrangements.

We have elected to take advantage of the exemption from the adoption of new or revised financial accounting standards until they would apply to private companies. As a result of this election, our financial statements may not be comparable to public companies required to adopt these new requirements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On August 8, 2017, Rotenberg Meril Solomon Bertiger & Guttilla, P.C. (“Rotenberg”), we dismissed our principal accountant and engaged Pritchett Siler & Hardy, P.C. (“Pritchett Siler & Hardy”) as our principal accountant for the fiscal year ending December 31, 2017, and the interim periods for 2017. The decision to change principal accountants was approved by our Board of Directors.

None of the reports of Rotenberg on our financial statements for either of the past two years or any subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles except that the reports of Rotenberg included in our Annual Reports on Form 10-K for the years ended 2016 and 2015 included a paragraph disclosing uncertainty about our ability to continue as a going concern.

There were no disagreements between us and Rotenberg for the two most recent fiscal years and any subsequent interim period through August 8, 2017 (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Rotenberg, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, Rotenberg has not advised us that:

1.	internal controls necessary to develop reliable financial statements did not exist; or

2.	information has come to the attention of Rotenberg which made it unwilling to rely upon management’s representations, or made it unwilling to be associated with the financial statements prepared by management; or

3.	the scope of the audit should be expanded significantly, or information has come to the attention of Rotenberg that they have concluded will, or if further investigated, might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended December 31, 2016.

On August 8, 2017, we engaged Pritchett Siler & Hardy as our principal accountant to audit our financial statements as successor to Rotenberg. During our two most recent fiscal years or subsequent interim period, we did not consult with Pritchett Siler & Hardy regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor did Pritchett Siler & Hardy provide advice to us, either written or oral, that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during our two most recent fiscal years or subsequent interim period, we have not consulted Pritchett Siler & Hardy on any matter that was the subject of a disagreement or a reportable event.

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BUSINESS AND PROPERTIES

Historical Background

We were incorporated in the State of New Jersey on October 1, 2003 under the name of Creative Beauty Supply of New Jersey Corporation and subsequently changed our name to Gotham Capital Holdings, Inc. on May 18, 2015. We commenced operations in the beauty supply industry as of January 1, 2004. On November 30, 2007, our Board of Directors approved a plan to dispose of our wholesale and retail beauty supply business. From January 1, 2009 until July 28, 2017, we had no operations and were a shell company.

On March 16, 2017, our Board of Directors adopted resolutions, which were approved by shareholders holding a majority of our outstanding shares, to change our name to IIOT-OXYS, Inc., to authorize a change of domicile from New Jersey to Nevada, to authorize a 2017 Stock Awards Plan, and to approve the Securities Exchange Agreement (the “OXYS SEA”) between the Company and OXYS Corporation (“OXYS”), a Nevada Corporation.

Under the terms of the OXYS SEA we acquired 100% of our issued voting shares of OXYS in exchange for 34,687,244 shares of our Common Stock. We also cancelled 1,500,000 outstanding shares of our Common Stock and changed our management to persons designated by management of OXYS. Also, one of our principal shareholders entered into a consulting agreement with OXYS to provide consulting services during the transition. The OXYS SEA was effective on July 28, 2017, and our name was changed to IIOT-OXYS, Inc. at that time. Effective October 26, 2017, our domicile was changed from New Jersey to Nevada.

On December 14, 2017, we entered into a Share Exchange Agreement (the “HereLab SEA”) with HereLab, Inc., a Delaware corporation (“HereLab”), and HereLab’s two shareholders pursuant to which we would acquire all of the issued and outstanding shares of HereLab in exchange for the issuance of 1,650,000 shares of our Common Stock, on a pro rata basis, to HereLab’s two shareholders. Upon closing of the transaction, HereLab would became our wholly-owned subsidiary. Closing is scheduled to occur prior to December 31, 2017.

Overview

We, through our wholly-owned subsidiary, provide hardware, software, and integration services in the field of IIoT, or the Industrial Internet of Things. The IIoT is the intersection between IT, or information technology, and OT, or operational technology. Examples of IT include web-based and cloud based computing services such as those provided by major IT companies like IBM, Microsoft, Google, etc. Examples of OT include all the physical things in the industrial environment such as machine tools, factories, buildings, power plants, etc. Where these two worlds meet, i.e. where the cyber world meets the physical world, is called the Edge of the Industrial Internet. IIoT-OXYS Inc. operates at the Edge of the Industrial Internet.

The hardware provided by us consists of sensors, data acquisition systems, and local or embedded computing devices known as Edge computing nodes or Edge Gateways. The hardware allows customers to collect data from various sources, aggregate this data, and transform it into more useful forms.

The software provided by us processes the data locally at the Edge of the Industrial Internet. The local data processing accomplishes several goals: i) it reduces the amount of data that needs to be transmitted to other levels of the IIoT such as the cloud computing level; ii) it preserves proprietary know-how right at the edge; and iii) it provides the ability to react to the data and take action immediately and locally as opposed to waiting for the data to go elsewhere, get processed, and then come back to the Edge with a required action.

The services provided by us help customers determine what hardware and software they need to successfully implement an IIoT strategy. Then IIoT-OXYS also serves as the systems integrator, either acting alone or in collaboration with partners. This combination of hardware, software, and services is a powerful combination that differentiates IIoT-OXYS and allows it to effectively serve its customers.

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We will both directly sell to end use customers as well as use distribution partners. There are many choices in distribution partners and we are evaluating these but have not made any agreements with any partners at the present time.

We have not at present announced products or services, but we have announced a licensing agreement with MIT which we believe will lead to products and services. We have also disclosed that we are working with several early adopter customers on demonstrations that we believe will lead to additional products and services.

The different sources of anticipated revenue that we believe will result from these operations fall into the following categories:

•	Consulting income based on time and materials contracts from existing officers of the Company and also from interns and external consultants;
•	Product revenue resulting from sale of product; and
•	Software licensing revenue resulting from recurring licenses of software.

On the product/revenue side, we are developing hardware/products for and with major automotive manufacturers, soil moisture and rain sensors with AgTech data services companies and agricultural sensor manufacturers, and are deploying structural health monitors alongside state governments. We are also conducting significant proofs of concept for edge nodes with a Fortune 50 chip manufacturer. In essence, we are rapidly moving to establish a public company dedicated to delivering innovative value at the EDGE.

Although we do not have any formal arrangements at this time, we utilize several suppliers including HARTING Inc., Intel, Analog Devices, and PILZ. For commodity items that also go into our products, we typically use distribution and sales companies like Arrow, Mauser, Heiland, and Grainger.

We at present have customers in the automotive sector as well as the civil infrastructure sector. Two of our customers are large automotive companies, and the third major customer is a state government. To date, these customers have generated $39,800 of revenue.

Current Operations - OXYS Corporation

Our principal business is the development and deployment of edge computing solutions for the Industrial Internet of Things – or the IIOT. Edge computing refers to the use of relatively small, relatively inexpensive computing elements that transform raw data collected from a multitude of sensors to actionable knowledge. The term “Edge” refers to the location in space and the moment in time where the cyber world meets the physical world, i.e. where data is collected and processed. For example, the Edge could be a building, a self-driving car, a machine tool within a factory, the entire factory, a power plant, etc.

More specifically, we do not seek to generate technology from basic first principles of science and technology, but rather we seek to partner with and license technology from world-leading universities and research institutions such as National Labs. We have already announced our intentions to license technology from MIT and we are in discussions with MIT on that subject. Other examples of research centers that we anticipate working with and are at present having discussions with (no definitive agreements exist as of the date of this filing) include National Labs such as those funded by the US Department of Energy.

Through licensing and partnership agreements, we take these technologies which have been successfully demonstrated in a laboratory environment out into the commercial space. By applying a disciplined process of technology maturation, we further develop these concepts, harden them for the industrial environment, and work with both end customers as well as channel partners and distributors to successfully bring these products and services to market.

Our central focus will be the development of advanced, unique and proprietary algorithms based on licensed technology but embodying significant further improvements and enhancements that will be in turn sold as software to end users. Therefore, our principal business will be the sale and licensing of software and associated services, such as software as a service (“SaaS”).

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In of this overall objective, we intend to provide associated technical services and consulting work. The development of such work involves the following steps:

•	Providing engineering consulting services on a time and materials basis to various companies engaged in advanced manufacturing technology as well as implementing new technology in the Industrial Internet of Things (“IIOT”); and
•	Providing custom engineered solutions for IIoT implementations that involve the deployment of sensors, other hardware, and the development of software that analyzes the data.

In support of these activities, there are several specific tasks that OXYS executes on behalf of its clients:

•	Development of Statements of Work for specific consulting services to be provided;
•	Execution of these technical consulting services on a time and materials contract (i.e. actual billable hours plus material and other incidental costs incurred);
•	Development of technical specifications for products;
•	Building prototypes of IIoT products for clients and as determined by OXYS technical personnel to meet general industry needs; and
•	Working with outside manufacturers to product aforementioned products in larger quantities as required.

The different sources of revenue that will result from these operations fall into the following categories:

•	Consulting income based on time and materials contracts;
•	Product revenue resulting from sale of product; and
•	Software licensing revenue resulting from recurring licenses of software.

OXYS is in the process of providing services for three clients, two in the automotive sector as well as one in the civil infrastructure sector. These services consist both of consulting revenues (time and material) as well as product revenues (sales of products). Our clients generally fall into the following categories:

•	Large overseas automotive manufacturer with extensive plants across North America; and
•	State Government.

Part of the OXYS technology development and product development strategy is to license technology from universities and research centers such as National Labs. At the present time, OXYS has negotiated a technology licensing option agreement with Massachusetts Institute of Technology (“MIT”) for technology, means, and methods for the monitoring of current, voltage, and power as it relates to IIoT. This option agreement was executed on May 17, 2017. On November 27, 2017, OXYS announced that it had exercised an option to license intellectual property from MIT that has potentially broad applications to the IIOT applications space. Additionally, OXYS intends to generate revenue through partnerships with other companies. At the present time, OXYS has one joint technology development agreement which was executed on June 13, 2017. The client is Sigma Labs Inc. based in Santa Fe, New Mexico. Under this agreement, OXYS will provide time and materials consulting services to Sigma Labs Inc. and will investigate the potential for future joint product development opportunities.

Through this prospectus, certain selling stockholders are offering up to 34,673,202 shares of our common stock. Each of the selling stockholders, except Draco Financial LLC, received his, her, or its shares either in the reverse acquisition transaction which closed on July 28, 2017 or pursuant to a Consulting Agreement dated October 1, 2017. Draco Financial LLC will receive its shares on January 15, 2018, under the terms of a Consulting Agreement dated effective December 1, 2017.

Our principal executive offices are located at 705 Cambridge Street, Cambridge, Massachusetts 02141. Our telephone number is (617) 500-5101. Our website address is www.oxyscorp.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

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Intellectual Property

We are in the process of licensing patents from MIT, but as of the date of this filing we do not have any definitive license agreements.

Government Regulation

At present we do not require any governmental approvals of any our products or services.

Competition

There are two principal sources of competition to us. The first comes from large companies such as IBM, GE, Amazon, Google etc. who all have their efforts in IIoT. However, these large companies are cloud – computing centric and they are trying to move towards edge devices from their present position of being solely cloud computing based. We will be starting in edge computing from day one as opposed to force-fitting a cloud based solution into the limited computational capability and storage space of an edge device. We believe our systems will be more computationally efficient as compared to a cloud-based solution which requires more computational resources. We also believe our systems will embody the unique algorithms that we seek to license from such research institutions as MIT and the National Labs.

The second source of competition is from startups who are in the edge computing space. The most prominent example is Foghorn Systems Inc. There will be additional startups that will specifically target the edge computing space as the investor awareness and the technical focus shifts from cloud computing to edge computing. Whereas other startups focus on development of proprietary tools for edge computing, our solutions will use open source tools but will still create proprietary alogirthms and software content for clients and customers. We feel this methodology of creating proprietary solutions using open source tools will allow us to rapidly address current and future customer needs.

Employees

We have no full or part-time employees. Our CEO, who is our sole executive officer, currently devotes 30-40% of his time to our business. In 2018 we anticipate hiring 3-5 full time employees. At present, all of our business services are provided by outside contractors.

Properties

We currently do not own any properties.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

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MANAGEMENT

Current Management

The following table sets forth information concerning our directors and executive officers:

Name	Position	Age
Executive Officers:
Giro DiBiase	Chief Executive Officer, Interim Chief Financial Officer	48

Directors:
Giro DiBiase	Director	48
Nevan Hanumara	Director	35
Vidhydhar Mitta	Director	45

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Business Experience of Executive Officers and Directors

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Giro DiBiase: Mr. DiBiase has served as our Chief Executive Officer, Interim Chief Financial Officer, and director since the closing of the reverse acquisition on July 28, 2017. Mr. DiBiase has also served as the Chief Executive Officer, Interim Chief Financial Officer, and director of OXYS since its inception on August 4, 2016. Since 2016, he has operated as the co-founder and operating member of Cambridge Medspace LLC, a company that provides consulting and advisory services to early stage technology companies as well as providing access to rental office space to those companies. In his position as co-founder, Mr. DiBiase is responsible for attracting tenants to the space, assisting tenants with infrastructural support, providing tenants with business development and professional networking opportunities, and seeking other sources of revenue for Cambridge Medspace. Since 1991, Mr. DiBiase has been the owner of Giro and Sons Studio, a full-service studio involved in the production, editing and distribution of media in a variety of formats, such as e-learning courseware for major universities in the greater Boston Area. In his position as owner, Mr. DiBiase is responsible for all aspects of the studio, including content development, employee supervision, business development, customer relations, field events, and profit and loss responsibility. Mr. DiBiase received a BS from Bentley University School of Business Management in 1991. Mr. DiBiase currently devotes 30-40% of his time on our business.

Nevan Hanumara: Mr. Hanumara has served as our Secretary and director since the closing of the reverse acquisition on July 28, 2017.Mr. Hanumara has also served as a director of OXYS since its inception on August 4, 2016. Since 2016, he has operated as the co-founder and operating member of Cambridge Medspace LLC, a company that provides consulting and advisory services to early stage technology companies as well as providing access to rental office space to those companies. In his position as co-founder, Mr. Hanumara is responsible for attracting tenants to the space, assisting tenants with infrastructural support, providing tenants with business development and professional networking opportunities, and seeking other sources of revenue for Cambridge Medspace. Since 2012, Mr. Hanumara has worked as a research scientist with the Massachusetts Institute of Technology. In his position as a research scientist, Mr. Hanumara manages various programmatic activities within the mechanical engineering department and is responsible for teaching courses on medical device design, as well as serving as a program mentor for graduate students. In addition, he engages in various technical and programmatic business and proposal development efforts on behalf of MIT. Mr. Hanumara received a PhD in Mechanical Engineering from MIT in 2012, an MS in Mechanical Engineering from MIT in 2006, and a BS in Mechanical Engineering and a BA in French from the University of Rhode Island in 2004.

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Vidhydhar Mitta: Mr. Mitta has served as a director of the Company since the closing of the reverse acquisition on July 28, 2017.Mr. Mitta has also served as a director of OXYS since its inception on August 4, 2016. Since 2000, he has been the founder and President of Synergic Solutions Inc., a software development company that designs custom software for a variety of industries including radio-medicine and associate allied health fields. In his position as President, Mr. Mitta has responsibility for all aspects of Synergic Solutions including technical program guidance, employee supervision, business development, and profit and loss responsibility. Mr. Mitta received a BS in Information Science & Technology from BMS College of Engineering in 1995.

Legal Proceedings

During the past ten years there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors or executive officers, and none of these persons has been involved in any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity, any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws or regulations, or any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Family Relationships

There are no family relationships between any of our directors and executive officers.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

We currently have not established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, other than as described above, no security holders have made any such recommendations. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Certain Relationships and Related Transactions

Under the terms of the OXYS SEA we acquired 100% of the issued and outstanding voting shares of OXYS in exchange for 34,687,244 shares of our Common Stock. In addition, 1,500,000 outstanding shares of our Common Stock were cancelled and our management was changed to persons designated by management of OXYS. Also, one of our principal shareholders entered into a consulting agreement with OXYS to provide consulting services during the transition. The OXYS SEA was effective on July 28, 2017.

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EXECUTIVE COMPENSATION

Executive Compensation

Carmine Catizone served as our President until July 28, 2017 and Giro DiBiase has served as our Chief Executive Officer from July 28, 2017 until the present. Neither Messrs. Catizone and DiBiase nor any other person received compensation from us during the years ended December 31, 2016 or 2015, which would be reportable pursuant to this item.

Except as described below, we have not entered into any employment or compensation agreements or arrangements with Messrs. DiBiase, Hanumara, and Mitta for their services as officers or directors of our company.

Equity Awards

No equity awards were granted to our named executive officers during the years ended December 31, 2016 or 2015.

Compensation of Directors

No compensation was paid to or earned by any director during the year ended December 31, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and footnotes thereto sets forth information regarding the number of shares of common stock beneficially owned by (i) each director and named executive officer of our company, (ii) each person known by us to be the beneficial owner of 5% or more of its issued and outstanding shares of common stock, and (iii) all executive officers and directors of the Company as a group. In calculating any percentage in the following table of common stock beneficially owned by one or more persons named therein, the following table assumes 38,833,328 shares of common stock issued and outstanding. Unless otherwise further indicated in the following table, the footnotes thereto and/or elsewhere in this prospectus, the persons and entities named in the following table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name, subject to community property laws, where applicable. Unless as otherwise indicated in the following table and/or the footnotes thereto, the address of each person beneficially owning in excess of 5% of the outstanding common stock named in the following table is: 705 Cambridge Street, Cambridge, MA 02141.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Named Executive Officers and Directors
Giro DiBiase	3,000,000	7.73%
Nevan Hanumara	3,000,000	7.73%
Vidhydhar Mitta	1,736,843	4.48%
Executive Officers and Directors as a Group (4 Persons)	10,736,843	19.94%
5% Beneficial Holders (Not Named Above)
Nutan Dave 14 Hayward Brook Drive Concord, NH 03301	3,000,000	7.73%

_________________________

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this prospectus.

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SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the selling stockholders named below of shares of the Company’s common stock. References in this prospectus to the “selling stockholder(s)” includes the selling stockholders listed below, and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer.

The selling stockholders will offer their shares at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market if a market should develop.

The distribution of the selling stockholders’ shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling stockholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of the shares.

The distribution of the shares by the selling stockholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the shares.

The following table sets forth ownership of shares held by each person who is a selling stockholder.

Name	Amount Beneficial Ownership Before Offering	Percentage of Common Stock Owned Before Offering[1]	Amount to be Offered for the Security Holder’s Account	Amount to be Beneficially Owned After Offering[1]	Percentage of Common Stock Owned After Offering[2]
Alta Investments, LLC	1,290,000	3.32%	1,290,000	0	0%
Matthew Bechtel	1,250,010	3.22%	1,250,010	0	0%
Nutan V. Dave	3,000,000	7.73%	3,000,000	0	0%
Deerfield Valley Investments, LLC	99,990	*	99,990	0	0%
Giro DiBiase[3]	3,000,000	7.73%	2,802,979	197,021	*
Sergey Gogin	1,020,000	2.63%	1,020,000	0	0%
Robert B. Greene Revocable Trust	999,990	2.58%	999,990	0	0%
Nevan Hanumara[4]	3,000,000	7.73%	2,802,979	197,021	*
Imperio Capital, LLC	1,290,000	3.32%	1,290,000	0	0%
Carolyn LaMain	1,290,000	3.32%	1,290,000	0	0%
Liberator Holding, LLC	900,000	2.32%	900,000	0	0%
MJM Companies, LLC	300,010	*	300,010	0	0%
Joanne Maser	399,000	1.03%	399,000	0	0%
Joseph Mattia	99,990	*	99,990	0	0%
Lenny Morales	1,020,000	2.63%	1,020,000	0	0%
Mountain Ranch Partners, Inc.	1,299,990	3.35%	1,299,990	0	0%
Timothy Murphy	99,990	*	99,990	0	0%
Thomas D. Murphy Jr.	1,553,158	4.00%	1,553,158	0	0%
Nata Solutions, Inc.	1,290,000	3.32%	1,290,000	0	0%
Mary Peck	1,290,000	3.32%	1,290,000	0	0%
Michael & Heidi Salaman	650,010	1.68%	650,010	0	0%
Laszlo Schwartz	1,403,010	3.62%	1,403,010	0	0%
Dmitriy Shapiro	1,290,000	3.32%	1,290,000	0	0%
Valerie Vekkos Trust	999,990	2.58%	999,990	0	0%
Joseph Bardenheier	100,000	*	100,000	0	0%
Catalytic Capital, LLC	526,316	1.36%	526,316	0	0%
Pat Catizone	200,000	*	200,000	0	0%
Sergey Gogin	263,158	*	263,158	0	0%

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Kurtis Hughes[5]	100,000	*	100,000	0	0%
Gang Lian & Xiao Ning Wang	200,000	*	200,000	0	0%
Charles McSorley	100,000	*	100,000	0	0%
Lenny Morales	200,000	*	200,000	0	0%
Thomas D. Murphy	200,000	*	200,000	0	0%
Thomas Ott	100,000	*	100,000	0	0%
Dinesh Patel	1,052,632	2.71%	1,052,632	0	0%
William Peck	526,316	1.36%	526,316	0	0%
Eduard Pinskiy	105,263	*	105,263	0	0%
Seymore & Mark Rubin	500,000	1.29%	500,000	0	0%
Michael Semidubersky	105,263	*	105,263	0	0%
Roman Shteynshlyuger	210,526	*	210,526	0	0%
TDK Real Estate Holding, LLC	200,000	*	200,000	0	0%
Daniel Tulbovich	105,263	*	105,263	0	0%
Vidhyadhar Mitta[6]	1,736,843	4.48%	1,736,843	0	0%
Daniel & Maryellen Whittier	100,000	*	100,000	0	0%
Maxim Zakharchenko	105,263	*	105,263	0	0%
Denis Zaslavskiy	105,263	*	105,263	0	0%
Draco Financial LLC[7]	350,000	*	350,000	0	0%
DATHNA Partners LLC[8]	30,000	*	30,000	0	0%
TOTAL	35,037,244		34,673,202	394,042

____________________________

*Less than 1%

1 Based upon 38,833,328 shares outstanding.

2 Based upon 38,833,328 shares outstanding after the offering.

3 Mr. Dibiase serves as our Chief Executive Officer and a director. He also serves as the Chief Executive Officer, Interim Chief Financial Officer, and director of OXYS, our operating subsidiary.

4 Mr. Hanumara serves as our Secretary and director. He also serves as a director of OXYS.

5 Mr. Hughes is the President of Interwest Transfer Company, the transfer agent of the Company.

6 Mr. Mitta serves as a director of the Company. He also serves as a director of OXYS.

7 Consists of 350,000 shares issuable to Draco Financial LLC under the terms of a consulting agreement with our Company.

8 Consists of 30,000 shares issuable to DATNA Partners LLC under the terms of a consulting agreement with our Company.

Each of the selling stockholders, except Draco Financial LLC, received his, her, or its shares either in the reverse acquisition transaction which closed on July 28, 2017 or pursuant to a Consulting Agreement dated October 1, 2017. Draco Financial LLC will receive its shares on January 15, 2018, under the terms of a Consulting Agreement dated effective December 1, 2017.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power and also any shares, which the selling shareholder has the right to acquire within 60 days.

28

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We have 190,000,000 shares of Common Stock authorized with a par value of $0.001. As of the date of this report, we had 38,833,328 common shares issued and outstanding.

Description of our Common Stock

The holders of outstanding common shares are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common shares are not entitled to pre-emptive rights and are not subject to conversion or redemption. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common shares after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding common share is duly and validly issued, fully paid and non-assessable.

Convertible Securities

As of the date hereof, we do not have any outstanding convertible securities.

Transfer Agent

Our transfer agent is Interwest Transfer Company whose address is 1981 E. Murray Holladay Rd #100, Salt Lake City, UT 84117 and its telephone number is (801) 272-9294.

Nevada Anti-Takeover Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 shareholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the company, regardless of whether such acquisition may be in the interest of our shareholders.

29

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10% or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the company from doing so if it cannot obtain the approval of our board of directors.

Currently, we have no Nevada shareholders. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.

PLAN OF DISTRIBUTION

General

The selling stockholders may seek an underwriter, broker-dealer or selling agent to sell the shares. As of the date of this prospectus, no selling stockholder has entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the shares. The Company has no arrangements, nor has it entered into any agreement with any underwriters, broker-dealer or selling agents for the sale of the shares.

The selling stockholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the shares by the selling stockholders and any discounts, commissions or agent’s commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If any selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The selling stockholders are not obligated to sell any or all of the shares under this prospectus. Further, they are may transfer, devise or gift the shares by other means not described in this prospectus. In addition, any shares covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A in certain instances, rather than under this prospectus.

The shares covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with. If any of the shares offered for resale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, the subsequent holders could not use this prospectus until a post-effective amendment to the registration statement of which this prospectus is a part or a prospectus supplement is filed naming such holders.

30

The selling stockholders and any other person participating in the sale of the shares may be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares being distributed. This may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

The Company intends to maintain the currency and accuracy of this prospectus for a period of up to two years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Resales of the Shares under State Securities Laws

The National Securities Market Improvement Act of 1996 (“NSMIA”) limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(a)(1) and 4(a)(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Resales of the shares in the secondary market will be made pursuant to Section 4(a)(1) of the Securities Act (sales other than by an issuer, underwriter or broker).

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus is being passed upon for us by Vance, Higley & Associates, P.C., Attorneys at Law.

EXPERTS

Our financial statements for the years ended December 31, 2016 and 2017, were audited by Rotenberg Meril Solomon Bertiger & Guttilla, P.C., and are included in reliance upon such reports given upon the authority of Rotenberg Meril Solomon Bertiger & Guttilla, P.C., as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act (SEC File No. 333-_________) relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of IIOT-OXYS, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

Upon the effective date of the registration statement of which this prospectus is a part, we will be required to file reports and other documents with the SEC. We do not presently intend to voluntarily furnish you with a copy of our annual report. You may read and copy any materials we file with the SEC at the public reference room of the SEC at 100 F Street, NE., Washington, DC 20549, between the hours of 10:00 a.m. and 3:00 p.m., except federal holidays and official closings, at the Public Reference Room. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you on the Internet website for the SEC at http://www.sec.gov.

31

INDEX TO FINANCIAL STATEMENTS

Consolidated Balance Sheets at September 30, 2017 (unaudited) and December 31, 2016	F-2

Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2017 (unaudited), and for the Period from Inception (August 4, 2016) to December 31, 2016	F-3

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2017 (unaudited) and for the Period from Inception (August 4, 2016) to December 31, 2016	F-4

Notes to Consolidated Financial Statements	F-5

Report of Independent Registered Public Accounting Firm	F-9

Audited Balance Sheets at December 31, 2016 and 2015	F-10

Audited Statements of Operations for the years ended December 31, 2016 and 2015	F-11

Audited Statements of Stockholders' Equity (Deficiency) for the years ended December 31, 2016 and 2015	F-12

Audited Statements of Cash Flows for the years ended December 31, 2016 and 2015	F-13

Notes to Audited Financial Statements	F-14

F-1

IIOT-OXYS, Inc. and Subsidiary

Consolidated Balance Sheets

As of September 30, 2017 and December 31, 2016

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$248,034	$481,841
Cash - Escrow	1,782	52,659
Prepaid Insurance	20,613	–
Inventory	49,604	10,035
Total Current Assets	320,033	544,535

Other Assets
Other Asset - Licensing Agreement	1,000	–
Total Other Assets	1,000	–

Total Assets	$321,033	$544,535

Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable	38,315	–
Credit Card Payable	230	–
Due to stockholder	1,000	1,000
Total Current Liabilities	39,545	1,000

Stockholders' Equity
Common stock $0.001 par value, 190,000,000 shares authorized; 38,453,328 issued and outstanding at September 30, 2017; 33,197,769 shares issued and outstanding at December 31, 2016	38,453	33,198
Additional paid in capital	584,431	518,963
Accumulated deficit	(341,396)	(8,626)

Total Stockholders' Equity	281,488	543,535
Total Liabilities and Stockholders' Equity	$321,033	$544,535

See accompanying notes to unaudited financial statements.

F-2

IIOT-OXYS, Inc. and Subsidiary

Consolidated Statement of Operations (unaudited)

For the Three and Nine Months Ended September 30, 2017

and the Period from Inception (August 4, 2016) to September 30, 2016

	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017	For the Period from Inception (August 4, 2016) to September 30, 2016
Revenues
Sales	$–	$–	$–
Cost of sales	–	–	–
Gross profit	–	–	–

Expenses
Bank service charges	199	389	–
Office expenses	7,613	9,802	100
Organization costs	8,599	12,334	–
Insurance	2,537	2,537	–
Professional	154,741	295,560	–
Travel	4,081	12,136	–
Total Expenses	177,770	332,758	100

Other Income (Expenses)
Interest Expense	–	(12)	–
Total Other Income (Expense)	–	(12)	–

Net (loss) Before Income Taxes	(177,770)	(332,770)	(100)

Income Tax Benefit (Expense)	–	–	–

Net Income (Loss)	$(177,770)	$(332,770)	$(100)

Loss per common share	(0.0063)	(0.0255)	(0.0000)

Weighted Average Number of Shares Outstanding - Basic and Diluted	28,352,862	13,046,244	0

See accompanying notes to unaudited financial statements.

F-3

IIOT-OXYS, Inc. and Subsidiary

Consolidated Statement of Cash Flows (unaudited)

For the Nine Months Ended September 30, 2017

and the Period from Inception (August 4, 2016) to September 30, 2016

	Nine Months Ended September 30, 2017	For the Period from Inception (August 4, 2016) to September 30, 2016

Cash Flows from Operating Activities:
Net (loss)	$(332,770)	$(100)

Adjustments to reconcile net loss to net cash (used) by operating activities:

Changes in operating assets and liabilities:
(Increase) decrease in:
Inventory	(39,569)	–
Prepaid Insurance	(20,613)	–
Escrow	50,877	–
Increase (Decrease) in:
Accounts Payable	38,315	–
Credit Card Payable	230
Due to Stockholder	–	1,000
Net Cash (Used) by Operating Activities	(303,530)	900

Cash Flows from Investing Activities:
Cash Paid in Conjunction with Licensing Agreement	(1,000)	–
Net Cash (Used) by Investing Activities	(1,000)	–

Cash Flows from Financing Activities:
Issuance of Common Stock	70,723	–
Net Cash Provided by Financing Activities	70,723	–

Net Increase in Cash and Cash Equivalents	(233,807)	900

Cash and Cash Equivalents at Beginning of Period	481,841	–

Cash and Cash Equivalents at End of Period	$248,034	$900

Supplemental Information:

Interest paid during the period	$12	$–
Taxes paid during the period	$–	$–

See accompanying notes to unaudited financial statements.

F-4

IIOT-OXYS, Inc. and Subsidiary

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

1. NATURE OF OPERATIONS

On July 28, 2017, the Company executed and closed the Securities Exchange Agreement dated effective March 16, 2017, between the Company, OXYS, and the shareholders of OXYS and changed its name to IIOT-OXYS, Inc. As a result of the Closing, the Company issued 34,687,244 shares on a pro rata basis to the shareholders of OXYS, and OXYS became a wholly owned subsidiary of the Company. In addition, the Company cancelled 1,500,000 outstanding shares held by principal shareholders of the Company, which resulted in a total of 38,453,328 shares issued and outstanding upon completion of the Closing.

OXYS Corporation was incorporated on August 4, 2016 in Nevada. It maintains its principal office in Massachusetts at 705 Cambridge St., Cambridge, MA 02142.

The Company was only recently formed and is currently devoting substantially all its efforts in identifying, developing and marketing engineered products, software and services for applications in the Industrial Internet which involves collecting and processing data collected from a wide variety of industrial systems and machines.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company's financial statements are prepared on the accrual method of accounting. The accounting and reporting policies of the Company conform with generally accepted accounting principles (GAAP).

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

Fair Value of Financial Instruments

The fair value of certain of our financial instruments including cash and cash equivalents, cash escrow and due to stockholder approximate their carrying amounts because of the short-term maturity of these instruments.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes, which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred taxes are recognized for operating losses that are available to offset future taxable income. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC 740-10-25, which prescribes a recognition threshold and measurement attribute for the recognition and measurement of tax positions taken or expected to be taken in income tax returns. FASB ASC 740-10-25 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions. The Company's tax returns are subject to tax examinations by U.S. federal and state authorities until respective statute of limitation. Currently, the 2016 tax year is open and subject to examination by taxing authorities. However, the Company is not currently under audit nor has the Company been contacted by any of the taxing authorities. The Company does not have any accruals for uncertain tax positions as of September 30, 2017. It is not anticipated that unrecognized tax benefits would significantly increase or decrease within 12 months of the reporting date.

F-5

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all unrestricted highly liquid investments with an original maturity of three months or less to be cash equivalents.

Concentration of Risk

Financial instruments that potentially expose the Company to concentrations of risk consist primarily of cash and cash equivalents and cash-escrow, which are generally not collateralized. The Company’s policy is to place its cash and cash equivalents with high quality financial institutions, in order to limit the amount of credit exposure. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC), up to $250,000. At September 30, 2017, the Company had $9,098 in excess of the FDIC insurance limit.

Inventory

Inventory consists primarily of demo equipment and is recorded at the lower of cost (first-in, first out method) or market all work in progress.

Earnings (Loss) Per Share

The Company computes net earnings (loss) per share under Accounting Standards Codification subtopic 260-10, "Earnings Per Share" ("ASC 260-1 O"). Basic earnings or loss per share ("EPS") is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred continuing operating losses and has an accumulated deficit of $341,396 at September 30, 2017. The Company has no operations currently generating revenue and has limited cash resources. These factors raise substantial doubt about the ability of the Company to continue as a going concern.

Management believes that it will be able to achieve a satisfactory level of liquidity to meet the Company’s obligations through December 31, 2018 by generating revenues. However, there can be no assurance that the Company will be able to generate sufficient liquidity to maintain its operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

3. RECENT ACCOUNTING PRONOUNCEMENTS

In May 2016, accounting guidance was issued to clarify the not yet effective revenue recognition guidance issued in May 2014. This additional guidance does not change the core principle of the revenue recognition guidance issued in May 2014, rather, it provides clarification of accounting for collections of sales taxes as well as recognition of revenue (i) associated with contract modifications, (ii) for noncash consideration, and (iii) based on the collectability of the consideration from the customer. The guidance also specifies when a contract should be considered "completed" for purposes of applying the transition guidance. The effective date and transition requirements for this guidance are the same as the effective date and transition requirements for the guidance previously issued in 2014, which is effective for interim and annual periods beginning on or after December 15, 2017. The Company has not yet determined the impact that this new guidance will have on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The new standard establishes a right-of-use ("ROU") model that requires a lessee to record a ROU asset and a lease liability on the consolidated balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated income statement. ASU 2016-02 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods, with early adoption permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the potential impact of the adoption of this standard.

F-6

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. The amendments in this update revise the accounting related to the classification and measurement of investments in equity securities and the presentation of certain fair value changes for financial liabilities measured at fair value. The amendments are effective for annual reporting periods after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the potential impact of the adoption of this standard.

Other Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

4. STOCKHOLDERS' EQUITY

Common Stock

The Company has authorized 190,000,000 shares of $.001 par value common stock and 10,000,000 shares of $.001 par value preferred stock. At September 30, 2017 the Company has 38,453,328 share of common stock and no shares of preferred stock issued and outstanding.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratable in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share pro rata in all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

On March 16, 2017, the Board of Directors and Majority Shareholders approved the IIOT-OXYS, Inc. 2017 Stock Awards Plan, (the “Plan”). The Plan provides for granted incentive stock options, options that do not constitute incentive stock options, stock appreciation rights, restricted stock awards, phantom stock awards, or any combination of the foregoing, as is best suited to the particular circumstances. The Plan shall be effective upon its adoption by the Board. The aggregate number of common shares that may be issued under the Plan shall be 7,000,000 common shares. No further awards may be granted under the Plan after ten years following the effective date. The Plan shall remain in effect until all awards granted under the Plan have been satisfied or expired.

On July 28, 2017, the Company executed and closed the Securities Exchange Agreement dated effective March 16, 2017, between the Company, OXYS, and the shareholders of OXYS and changed its name to IIOT-OXYS, Inc. As a result of the closing, the Company issued 34,687,244 shares on a pro rata basis to the shareholders of OXYS, and OXYS became a wholly owned subsidiary of the Company. In addition, the Company cancelled 1,500,000 outstanding shares held by principal shareholders of the Company, which resulted in a total of 38,453,328 shares issued and outstanding upon completion of the Closing.

F-7

5. EARNINGS PER SHARE

The following table sets forth the composition of the weighted average shares (denominator) used in the basic per share computation for the nine months ended September 30, 2017 and for the period from inception (August 4, 2016) to September 30, 2016.

	For the three months ended September 30, 2017	For the nine months ended September 30, 2017	For the period from inception (August 4, 2016) to September 30, 2016
Net Loss	$(177,770)	$(332,770)	$(100)

Weighted average share outstanding basic	28,352,862	13,046,244	0

Basic loss per share	$0.0063	$0.0255	$0.0000

6. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and determined there are the following items to disclose:

On October 26, 2017, pursuant to the Agreement and Plan of Merger dated July 10, 2017, the change of domicile from the State of New Jersey to the State of Nevada became effective in accordance with Articles of Merger filed with the State of Nevada and the Certificate of Merger filed with the State of New Jersey.

F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Gotham Capital Holdings, Inc. (f/k/a Creative Beauty Supply of New Jersey Corporation)

We have audited the accompanying balance sheets of Gotham Capital Holdings, Inc. (f/k/a Creative Beauty Supply of New Jersey Corporation) (the “Company”) as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ equity (deficiency) and cash flows for the years then ended. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015 and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses from operations, accumulated deficit and working capital deficiency, and lack of revenue generating operations, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ ROTENBERG MERIL SOLOMON BERTIGER & GUTTILLA, P.C.

ROTENBERG MERIL SOLOMON BERTIGER & GUTTILLA, P.C.

Saddle Brook, New Jersey

March 31, 2017

F-9

GOTHAM CAPITAL HOLDINGS, INC.

BALANCE SHEETS

DECEMBER 31, 2016 AND 2015

	2016	2015

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$39,646	$28,855
TOTAL CURRENT ASSETS	39,646	28,855

TOTAL ASSETS	$39,646	$28,855

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Accounts payable	$30,168	$7,234
Accrued expenses	12,950	13,000
TOTAL CURRENT LIABILITIES	43,118	20,234

TOTAL LIABILITIES	43,118	20,234

STOCKHOLDERS’ EQUITY (DEFICIENCY):
Preferred stock, par value $.001, authorized 10,000,000 shares, issued and outstanding -0- shares at December 31, 2016 and 2015	–	–
Common stock, par value $.001, authorized 190,000,000 shares, issued and outstanding 5,266,075 shares at December 31, 2016 and 2015	5,266	5,266
Additional paid-in capital	781,375	781,375
Accumulated deficit	(790,113)	(778,020)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIENCY)	(3,472)	8,621

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$39,646	$28,855

The accompanying notes are an integral part of these financial statements.

F-10

GOTHAM CAPITAL HOLDINGS, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015

Revenues	$–	$–

Operating Expenses:
Professional fees	30,523	50,538
Miscellaneous	1,593	1,135

Total Operating Expenses	32,116	51,673

Loss From Operations	(32,116)	(51,673)

Other Income:
Miscellaneous Income	20,000	–
Interest income	23	81

Total Other Income	20,023	81

Net Loss	$(12,093)	$(51,592)

Loss per share:
Basic and diluted net loss per common share	$0.00	$0.00

Basic and diluted weighted average common shares outstanding	5,266,075	5,266,075

The accompanying notes are an integral part of these financial statements.

F-11

GOTHAM CAPITAL HOLDINGS, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	Common Stock
	$ .001 Par Value		Additional
	Number		Paid In	Accumulated
	of Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2014	5,266,075	$5,266	$781,375	$(726,428)	$60,213

Net loss for the year	–	–	–	(51,592)	(51,592)

Balance, December 31, 2015	5,266,075	5,266	781,375	(778,020)	8,621

Net loss for the year	–	–	–	(12,093)	(12,093)

Balance, December 31, 2016	5,266,075	$5,266	$781,375	$(790,113)	$(3,472)

The accompanying notes are an integral part of these financial statements.

F-12

GOTHAM CAPITAL HOLDINGS, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015

Cash flows from Operating Activities:
Net loss from operations	$(12,093)	$(51,592)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Increase (decrease) in accounts payable	22,934	(7,882)
Increase (decrease) in accrued expenses	(50)	250
Net cash provided by (used in) operating activities	10,791	(59,224)

CASH AND CASH EQUIVALENTS – beginning of year	28,855	88,079

CASH AND CASH EQUIVALENTS – end of year	$39,646	$28,855

Supplemental Disclosures of Cash Flow Information:
Cash paid during year for:
Income taxes	$500	$500

Interest	$–	$–

The accompanying notes are an integral part of these financial statements.

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GOTHAM CAPITAL HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

1.	THE COMPANY

The Company was incorporated in the State of New Jersey on October 1, 2003 under the name of Creative Beauty Supply of New Jersey Corporation and subsequently changed its name to Gotham Capital Holdings, Inc. on May 18, 2015. The Company commenced operations in the beauty supply industry as of January 1, 2004. On November 30, 2007, the Company’s Board of Directors approved a plan to dispose of its wholesale and retail beauty supply business. As of January 1, 2009, the Company has had no operations and is a shell company.

The Company’s current business plan is to attempt to identify and negotiate with a business target for the merger of that entity with and into the Company.  In certain instances, a target company may wish to become a subsidiary of the Company or wish to contribute assets to the Company rather than merge.

No assurance can be given that the Company will be successful in identifying or negotiating with any target company.  The Company provides a means for a foreign or domestic private company to become a reporting (public) company whose securities would be qualified for trading in the United States secondary market.

The Board of Directors of the Company adopted resolutions to amend their Articles of Incorporation to increase the authorized shares to 200,000,000 (See note 6), to amend Articles of Incorporation to change the Company’s name to Gotham Capital Holdings, Inc. and authorize a 1-for-2 reverse split of all outstanding common shares. The corporation actions became effective as of May 18, 2015.

On April 1, 2015, the Company entered into a Securities Purchase Agreement (“SPA”) with Gotham Capital, Inc. and certain Gotham Capital, Inc. shareholders which would have resulted in a change of control of the Company upon execution of the agreement. On July 22, 2016, both parties signed a mutual release which agrees to settle disputes and differences that have arisen between the two parties and cancelled the SPA. The Company has received a reimbursement of $20,000 for professional fees related to the agreement which has been recorded as miscellaneous income in the statement of operations (See note 4).

See Note 7 for further updates regarding potential business targets and corporate actions taken subsequent to December 31, 2016.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Statement Presentation

The Company’s financial statements are prepared in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of these financial statements require management to make estimates, judgments and assumptions that affect the reporting amounts of assets, liabilities, revenue and expenses. The Company continually evaluates the accounting policies and estimates used to prepare the financial statements. The Company bases its estimates on historical experiences and assumptions believed to be reasonable under current facts and circumstances. Actual amounts and results could differ from these estimates made by management.

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Cash Equivalents

Short-term investments with an original maturity of ninety days or less and highly liquid investments are considered cash and cash equivalents.  Cash and cash equivalents consist of a money market account.

Income Taxes

The Company utilizes Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC 740”), Income Tax (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for the expected future tax consequence of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities using enacting tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company has adopted the provisions of FASB ASC 740-10-05, “Accounting for Uncertainties in Income Taxes.” The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Loss Per Share

The Company computes loss per share in accordance with ASC 260, “Earnings Per Share”.  Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding. Diluted earnings per share reflects the potential dilution that could occur if securities or other agreements to issue common stock were exercised or converted into common stock.  Diluted earnings per share is computed based upon the weighted average number of common shares and dilutive common equivalent shares outstanding, which includes convertible debentures, stock options and warrants. There were no dilutive common stock equivalents for all periods presented.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

The Company’s recurring losses from operations, lack of revenue generating operations and accumulated deficit raise substantial doubt about the ability of the Company to continue as a going concern.

Management believes the Company will continue to incur losses and negative cash flows from operating activities for the foreseeable future and will need additional equity or debt financing to sustain its operations until it can achieve profitability and positive cash flows, if ever. Management plans to seek additional debt and/or equity financing for the Company, but cannot assure that such financing will be available on acceptable terms. The Company’s continuation as a going concern is dependent upon its ability to ultimately attain profitable operations, generate sufficient cash flows to meet its obligations, and obtain additional financing as may be required. The outcome of this uncertainty cannot be assured.

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. There can be be no assurance that management will be successful in implementing its business plan or that the successful implementation of such business plan will actually improve the Company’s operating results.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments.

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Recently Issued Accounting Standards

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted would have a material effect on the accompanying financial statements.

3.	CONCENTRATION OF CREDIT RISK

The Company maintains its cash balance with a major bank. The balances are insured by the Federal Deposit Insurance Corporation up to $250,000 per depositor. At December 31, 2016 and 2015 all cash balances were fully insured.

4.	MISCELLANEOUS INCOME

On August 22, 2016 the Company received $20,000 as a reimbursement for professional fees paid in 2015. The reimbursement has been classified as miscellaneous income in the Statement of Operations. (See note 1).

5.	INCOME TAXES

The deferred income tax assets and liabilities at December 31, 2016 and 2015 are as follows:

	2016	2015
Net operating loss carry forwards	$218,600	$213,900
Less: Valuation allowance	(218,600)	(213,900)
Total	$–	$–

A 100% valuation allowance was provided at December 31, 2016 and 2015 as it is uncertain if the deferred tax assets would be utilized and the net operating loss carryforwards may be limited due to potential changes of control. The increase in the valuation allowance was a result from the current year net operating loss.

At December 31, 2016, the Company has unused federal net operating loss carry forwards of approximately $614,000 expiring between 2024 and 2036 and unused New Jersey net operating loss carry forwards of approximately $199,000 expiring between 2029 and 2036.

At December 31, 2016 and 2015, the Company had no material unrecognized tax benefits, and no adjustments to liabilities or operations were required. The Company does not expect that its unrecognized tax benefits will materially increase within the next twelve months. The Company did not recognize any interest or penalties related to uncertain tax positions at December 31, 2016 and 2015.

The Company files its federal and New Jersey income tax returns under varying statutes of limitations. The 2013 through 2016 tax years generally remain subject to examination by federal and New Jersey tax authorities.

F-16

6.	STOCKHOLDERS’ EQUITY (DEFICIENCY)

Effective May 18, 2015, the Company increased the authorized shares to 200,000,000. 190,000,000 shares shall be designated common stock and have a par value of $0.001 per share and 10,000,000 shares shall be designated preferred stock and have a par value of $0.001 per share. The Company also recorded a 1-for-2 reverse split of all outstanding common shares which occurred on May 18, 2015 and is reflected in all per share amounts in the financial statements.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratable in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share pro rata in all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

7.	SUBSEQUENT EVENTS

On March 16, 2017, the Board of Directors of the Company adopted resolutions to change the Company’s name to IIOT-OXYS, Inc., to authorize a change of domicile from New Jersey to Nevada, to authorize a 2017 Stock Awards Plan, and to approve the Securities Exchange Agreement between the Company and OXYS Corporation (“OXYS”), a Nevada Corporation. The actions have been approved by stockholders representing 84.2% of the Company.

Our Board of Directors and Majority Shareholders has approved a securities exchange agreement with the shareholders of OXYS to acquire 100% of the issued voting shares of OXYS in exchange for 34,687,244 of the Company’s common shares. The securities and exchange agreement has not been executed as of the date of this filing. Upon execution of the securities and exchange agreement, the acquisition will result in a change of control of the Company. The 34,687,244 common shares to be issued consist wholly of securities exempt from registration under the Securities Act of 1933. The share consideration to be paid by the Company to the OXYS shareholders will represent approximately 90% of our issued voting equity on a fully diluted basis following closing. The corporate actions will not be effective until twenty days after the Definitive Information Statement filing date with the Securities and Exchange Commission.

Also at closing of the Securities Exchange Agreement, Carmine Catizone, a current officer and director, and Pasquale Catizone, a majority shareholder, will return an aggregate of 1,500,000 common shares to the Company for cancellation such that neither Carmine nor Pasquale Catizone shall retain 5% or more of our voting securities.  Pasquale Catizone has entered into a consulting agreement with OXYS to provide consulting services during the transition. At closing of the Securities and Exchange Agreement, Carmine Catizone and Daniel Generelli will resign as officers and directors.

The Board of Directors and Majority Shareholders have determined that it is in the best interests of the Company to implement the 2017 Stock Awards Plan.  The 2017 Stock Awards Plan was adopted by the Board of Directors of the Company on March 16, 2017. The aggregate number of common shares that may be issued under the Plan shall be 7,000,000 common shares.

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[OUTSIDE BACK COVER]

IIOT-OXYS, Inc.
[A Nevada Corporation]

34,673,202 Shares

Common Stock

PROSPECTUS

IIOT-OXYS, INC.

705 Cambridge Street

Cambridge, MA 02141

Telephone (617) 500-5101

_______________, 2017

Until                    , 2018, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is an itemized statement of the estimated amounts of all expenses payable by us in connection with the registration of the common stock, other than underwriting discounts and commissions. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission - Registration Fee	$5,397
Edgarizing Costs	3,000
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	10,000
Miscellaneous	3,652
Total	$32,049

None of the expenses of the offering will be paid by the selling security holders.

Item 14. Indemnification of Directors and Officers

Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons’ conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful. Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding. In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements. In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification. Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

Section 9.01 of our Bylaws provides that we will indemnify and hold harmless each person and his or her heirs and administrators who shall serve at any time hereafter as a director or officer of the Company from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of his or her having heretofore or hereafter been a director officer of the Company or by reason of any action alleged to have heretofore or hereafter been taken or admitted to have been taken by him or her as such director or officer and shall reimburse each such persons for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability, including power to defend such person from all suits or claims as provided for under the laws of the state of Nevada; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her negligence or willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 15. Recent Sales of Unregistered Securities

In connection with the closing of the reverse acquisition on July 28, 2017, we issued an aggregate of 34,687,244 shares of Common Stock to the 45 shareholders of OXYS in exchange for all of the outstanding common shares of OXYS. Each of these parties was an accredited investor as defined in Rule 501(b) of Regulation D. Each of the above shareholders delivered appropriate investment representations with respect to the securities issued at closing and consented to the imposition of restrictive legends upon the stock certificates representing the shares. No shareholder entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each shareholder was also afforded the opportunity to ask questions of management and to receive answers concerning the terms and conditions of the reverse acquisition transaction. These securities were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuance of these securities.

Pursuant to the Consulting Agreement dated October 1, 2017 with DATHNA Partners LLC, we issued 30,000 shares of our Common Stock. The consultant was an accredited investor as defined in Rule 501(b) of Regulation D. The consultant delivered appropriate investment representations with respect to the securities issued and consented to the imposition of a restrictive legend upon the stock certificate representing the shares issued. The consultant did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. The consultant was also afforded the opportunity to ask questions of management and to receive answers concerning the share issuance. These securities were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuance of these securities.

Pursuant to the Consulting Agreement dated effective December 1, 2017 with Draco Financial LLC, we agreed to issue 350,000 shares of our Common Stock on or before January 15, 2018 and 150,000 shares of our Common Stock on or before February 15, 2018, as long as the agreement has not been terminated prior to such issuances. The Consultant is an accredited investor as defined in Rule 501(b) of Regulation D. The consultant has delivered appropriate investment representations with respect to the securities to be issued and has consented to the imposition of restrictive legends upon the stock certificates representing the shares to be issued. The consultant did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. The consultant was also afforded the opportunity to ask questions of management and to receive answers concerning the share issuances. These securities will be issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions will be paid in connection with the issuances of these securities.

Pursuant to the Consulting Agreement dated effective December 1, 2017 with Accelerated Health Care Innovations LLC we issued 30,000 shares of our common stock for services. The consultant was an accredited investor as defined in Rule 501(b) of Regulation D. The consultant delivered appropriate investment representations with respect to the securities issued and consented to the imposition of a restrictive legend upon the stock certificate representing the shares issued. The consultant did not enter into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. The consultant was also afforded the opportunity to ask questions of management and to receive answers concerning the share issuance. These securities were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuance of these securities.

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Item 16. Exhibits and Financial Statement Schedules

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here- with
2.1 & 10.1	Securities Exchange Agreement dated March 16, 2017, by and among Gotham Capital Holdings, Inc., OXYS Corp. and the Shareholders of OXYS Corp.	8-K	000-50773	2.1	8/3/17
2.2 & 10.2	Agreement and Plan of Merger dated July 10, 2017	8-K	000-50773	2.1	11/1/17
3.1	Nevada Articles of Incorporation for IIOT-OXYS, Inc.	8-K	000-50773	3.1	11/1/17
3.2	Bylaws for IIOT-OXYS, Inc.	8-K	000-50773	3.2	11/1/17
3.3	Nevada Articles of Merger dated July 14, 2017	8-K	000-50773	3.3	11/1/17
3.4	New Jersey Certificate of Merger dated October 26, 2017	8-K	000-50773	3.4	11/1/17
4.1 & 10.3	2017 Stock Incentive Plan	8-K	000-50773	4.1	12/19/17
4.2	Form of Common Stock Certificate					*
5.1	Opinion re Legality of Shares					*
10.4	Consulting agreement with Pasquale Catizone dated June 15, 2017	8-K	000-50773	99.1	6/16/17
10.5	Indemnification Agreement dated July 28, 2017	8-K	000-50773	99.1	8/3/17
16.1	Letter from Rotenberg Meril Solomon August 14, 2017	8-K	000-50773	16.1	8/14/17
21.1	Subsidiaries					X
23.1	Consent of Rotenberg Meril Solomon, independent registered public accounting firm					*
23.2	Consent of Attorney (included in Exhibit 5.1)					—
101.INS	XBRL Instance Document					X
101.SCH	XBRL Taxonomy Extension Schema Document					X
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document					X
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document					X
101.LAB	XBRL Taxonomy Extension Label Linkbase Document					X
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document					X

_________________

* To be filed with pre-effective amendment.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           Include any material or changed information with respect to the plan of distribution not previously disclosed in the registration statement or an material change to such information in the registration statement.

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(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cedar Grove, New Jersey, on December 27, 2017.

IIOT-OXYS, Inc.

By: /s/ Giro DiBiase
Giro DiBiase, CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Giro DiBiase	Director, CEO & Interim CFO	December 27, 2017
Giro DiBiase	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Nevan Hanumara	Director	December 27, 2017
Nevan Hanumara

/s/ Vidhydhar Mitta	Director	December 27, 2017
Vidhydhar Mitta

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